Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date: April 21, 2009	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer (724) 352-4455 ccreaturo@ii-vi.com www.ii-vi.com

II-VI INCORPORATED

REPORTS THIRD QUARTER EARNINGS

PITTSBURGH, PA., April 21, 2009 — II-VI Incorporated (NASDAQ Global Select: IIVI) today reported results for its third quarter ended March 31, 2009.

As previously announced, the Company intends on selling its x-ray and gamma-ray radiation sensor business, eV PRODUCTS, Inc., which operates as a business within the Compound Semiconductor Group. Results for all periods presented reflect the presentation of eV PRODUCTS as a discontinued operation.

Revenues from continuing operations for the quarter decreased 21% to $64,111,000 from $80,956,000 in the third quarter of last fiscal year. Revenues from continuing operations for the nine months ended March 31, 2009 increased 1% to $226,155,000 from $224,382,000 for the same period last fiscal year.

Bookings from continuing operations for the quarter decreased 34% to $62,252,000 compared to $93,735,000 in the third quarter of last fiscal year. Bookings from continuing operations for the nine months ended March 31, 2009 decreased 19% to $203,884,000 from $253,156,000 for the same period last fiscal year. Bookings from continuing operations are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Earnings from continuing operations for the quarter were $6,736,000 or $0.23 per share-diluted. These results compare with earnings from continuing operations of $13,353,000 or $0.44 per share-diluted in the third quarter of last fiscal year. For the nine months ended March 31, 2009, earnings from continuing operations were $32,593,000 or $1.08 per share-diluted. This compares with earnings from continuing operations of $50,342,000 or $1.65 per share-diluted for the same period in the last fiscal year, which included a $15,913,000 or $0.52 per share-diluted after-tax gain on the sale of an equity investment.

Francis J. Kramer, president and chief executive officer said, “Results for our third fiscal quarter ended March 31, 2009 reflect non-military customers’ cautious behavior in the face of the severe downturn in the world’s industrial economies. Quarterly bookings for the Infrared Optics segment, primarily used in manufacturing and other industrial laser applications, decreased 48% from the third quarter of last fiscal year and 33% from the second quarter of our current fiscal year. Aftermarket customers are purchasing fewer replacement optics because they have reduced production; companies are also delaying investments in new OEM equipment. We expect this decrease in demand to continue and now believe the Infrared Optics segment revenues will be lower in the fourth quarter than it was in the third. In response, we continue to cut costs to align them with lower demand; the workforce and overtime reductions initiated since November 2008 yielded an approximately $15 million reduction in annual labor and benefit costs.”

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II-VI Incorporated

April 21, 2009

Kramer continued, “In spite of these challenges, the II-VI balance sheet continues to strengthen; our cash balance is at the highest level in Company history. We are well suited to use our strong financial position for future growth, both organically and via acquisitions, with the later continuing to receive a high level of our attention. We are limiting capital spending until business conditions improve.”

During the quarter ended March 31, 2009, the Company wrote off approximately $0.8 million pre-tax of certain long-lived assets of its UV Filter product line due to continued reduction in product demand; this amount was recorded as Cost of goods sold on the attached Condensed Consolidated Statements of Earnings for the three and nine-month periods ended March 31, 2009. UV Filters are a component of the Near-Infrared Optics business segment.

The Loss from Discontinued Operation, net of Income Taxes, in the attached Condensed Consolidated Statements of Earnings for the three and nine months ended March 31, 2009 includes an estimated loss on disposal of approximately $1.8 million after-tax. The main components of these estimated costs are employee retention costs, transaction costs and a write-down of net assets to their expected realizable value.

Segment Information from Continuing Operations ($000’s)

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other income or expense, net). Management believes segment earnings from continuing operations are a useful performance measure because they reflect the results of segment performance over which management has direct control.

	Three Months Ended March 31,			Nine Months Ended March 31,
	2009	2008	% Increase (Decrease)	2009	2008	% Increase (Decrease)
Bookings:
Infrared Optics	$22,530	$43,607	(48)%	$96,184	$118,124	(19)%
Near-Infrared Optics	10,063	8,332	21%	28,059	42,573	(34)%
Military & Materials	13,617	15,823	(14)%	38,072	46,338	(18)%
Compound Semiconductor Group	16,042	25,973	(38)%	41,569	46,121	(10)%

Total Bookings	$62,252	$93,735	(34)%	$203,884	$253,156	(19)%

Revenues:
Infrared Optics	$27,785	$41,004	(32)%	$105,069	$108,539	(3)%
Near-Infrared Optics	9,602	14,769	(35)%	35,505	43,420	(18)%
Military & Materials	14,068	11,975	17%	43,068	36,191	19%
Compound Semiconductor Group	12,656	13,208	(4)%	42,513	36,232	17%

Total Revenues	$64,111	$80,956	(21)%	$226,155	$224,382	1%

Segment Earnings:
Infrared Optics	$4,369	$10,200	(57)%	$24,459	$25,388	(4)%
Near-Infrared Optics	647	2,705	(76)%	5,803	8,444	(31)%
Military & Materials	1,224	1,415	(13)%	5,111	5,183	(1)%
Compound Semiconductor Group	1,281	1,263	1%	3,825	4,256	(10)%

Total Segment Earnings	$7,521	$15,583	(52)%	$39,198	$43,271	(9)%

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II-VI Incorporated

April 21, 2009

Outlook

For the fourth fiscal quarter ending June 30, 2009, the Company currently forecasts revenues from continuing operations to range from $58 million to $62 million and earnings per share from continuing operations to range from $0.14 to $0.18. Results for the quarter ended June 30, 2008 were revenues from continuing operations of $91.8 million and earnings per share from continuing operations of $0.50. For the fiscal year ending June 30, 2009, the Company expects revenues from continuing operations to range from $284 million to $288 million and earnings per share from continuing operations to range from $1.22 to $1.26. Results for the year ended June 30, 2008 were revenues from continuing operations of $316 million and earnings per share from continuing operations of $2.16 including the after-tax gain on the sale of an equity investment of $0.52 per share.

Under normal conditions, the Company provides initial guidance for the next fiscal year as part of its third quarter earnings release. However, given the current economic conditions and limited market visibility, the Company is not yet confident in providing specific revenue and earnings per share from continuing operations guidance for the fiscal year ending June 30, 2010. The Company, however, is planning for a further reduction in demand for its UV Filter product line, which is a component of the Near-Infrared Optics segment, with revenues expected to decrease in the fiscal year ending June 30, 2010 by approximately $10 million from the expected revenues for the fiscal year ending June 30, 2009. We do expect a turnaround in our business in the fiscal year ending June 30, 2010, however, it is unclear at this time as to the quarter this will occur.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, April 21, 2009 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s web site at www.ii-vi.com as well as at http://www.videonewswire.com/event.asp?id=57479. Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the internet broadcast. A replay of the webcast will be available for two weeks following the call.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, cadmium zinc telluride for gamma radiation detectors, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (“HIGHYAG”) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

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II-VI Incorporated

April 21, 2009

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(000 except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenues

Net sales:
Domestic	$35,506	$40,351	$116,676	$113,392
International	26,339	37,877	102,431	101,338

	61,845	78,228	219,107	214,730
Contract research and development	2,266	2,728	7,048	9,652

Total Revenues	64,111	80,956	226,155	224,382

Costs, Expenses, Other Expense (Income)

Cost of goods sold	$40,066	$45,574	$129,538	$124,634
Contract research and development	1,358	2,085	5,199	7,391
Internal research and development	1,612	1,992	7,919	5,388
Selling, general and administrative	13,554	15,722	44,301	43,698
Interest expense	68	22	150	216
Other expense (income), net	(1,460)	(654)	1,215	(2,554)
Gain on sale of equity investment, pre-tax	—	—	—	(26,455)

Total Costs, Expenses, Other Expense Income	55,198	64,741	188,322	152,318

Earnings from Continuing Operations Before Income Taxes	8,913	16,215	37,833	72,064

Income Taxes	2,177	2,862	5,240	21,722

Earnings from Continuing Operations	6,736	13,353	32,593	50,342

Loss from Discontinued Operation (including estimated loss on disposal in fiscal year 2009 of $1,810), Net of Income Taxes	(1,926)	(305)	(1,929)	(912)

Net Earnings	$4,810	$13,048	$30,664	$49,430

Diluted Earnings Per Share:
Continuing operations	$0.23	$0.44	$1.08	$1.65
Discontinued operation	$(0.06)	$(0.01)	$(0.06)	$(0.03)
Consolidated	$0.16	$0.43	$1.02	$1.62

Basic Earnings Per Share:
Continuing operations	$0.23	$0.45	$1.10	$1.70
Discontinued operation	$(0.07)	$(0.01)	$(0.06)	$(0.03)
Consolidated	$0.16	$0.44	$1.03	$1.67

Average Shares Outstanding – Diluted	29,700	30,588	30,147	30,436

Average Shares Outstanding – Basic	29,520	29,692	29,714	29,661

II-VI Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

($000)

	March 31, 2009	June 30, 2008
Assets

Current Assets
Cash and cash equivalents	$83,513	$69,835
Marketable securities	—	3,000
Accounts receivable, net	38,757	55,866
Inventories	80,444	69,642
Deferred income taxes	10,701	8,943
Prepaid and refundable income taxes	636	5,368
Prepaid and other current assets	4,523	5,386
Assets-held-for-sale	7,126	8,229

Total Current Assets	225,700	226,269

Property, Plant & Equipment, net	87,031	86,331
Goodwill	25,945	26,531
Other Intangible Assets, net	12,529	13,268
Investments	9,491	3,665
Other Assets	4,479	4,862

Total Assets	$365,175	$360,926

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$10,614	$16,412
Accruals and other current liabilities	20,814	28,136
Liabilities held-for-sale	2,304	1,977

Total Current Liabilities	33,732	46,525

Long-Term Debt—less current portion	6,060	3,791

Deferred Income Taxes	4,377	5,210

Other Liabilities	7,999	15,274

Total Liabilities	52,168	70,800

Shareholders’ Equity	313,007	290,126

Total Liabilities and Shareholders’ Equity	$365,175	$360,926

II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

($000)

	Nine Months Ended March 31,
	2009	2008
Cash Flows from Operating Activities
Net cash provided by (used in):
Continuing operations	$35,039	$32,803
Discontinued operation	(69)	(495)

Net cash provided by operating activities	34,970	32,308

Cash Flows from Investing Activities
Redemption of marketable securities	3,000	—
Proceeds from sale of equity investment	—	30,236
Additions to property, plant and equipment	(12,284)	(12,404)
Investment in unconsolidated business	(4,853)	—
Payments on deferred purchase price of businesses	(913)	(295)
Purchase of business, net of cash acquired	—	(3,806)
Other	72	402

Net cash (used in) provided by investing activities:
Continuing operations	(14,978)	14,133
Discontinued operation	(229)	(1,504)

Net cash (used in) provided by investing activities	(15,207)	12,629

Cash Flows from Financing Activities
Proceeds from exercise of stock options	1,673	2,591
Excess tax benefits from share-based compensation expense	1,252	2,601
Proceeds from long-term borrowings	7,000	3,000
Payments on long-term borrowings	(5,009)	(14,694)
Payments on short-term borrowings	—	(55)
Purchase of treasury stock	(12,880)	(5,865)

Net cash used in financing activities	(7,964)	(12,422)

Effect of exchange rate changes on cash and cash equivalents	1,879	(3,001)

Net increase in cash and cash equivalents	13,678	29,514

Cash and Cash Equivalents at Beginning of Period	69,835	32,618

Cash and Cash Equivalents at End of Period	$83,513	$62,132

Non-cash transactions:
Purchase of intangible asset via accounts receivable offset	$439	$—

Purchase of inventory via accounts receivable offset	$478	$—

II-VI Incorporated and Subsidiaries

Other Selected Financial Information (Unaudited)

($000 except per share data)

The following other selected financial information for continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information for Continuing Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
EBITDA	$12,514	$20,077	$49,218	$84,314
EBITDA excluding pre-tax gain on sale of equity investment	$12,514	$20,077	$49,218	$57,859
Cash paid for capital expenditures	$3,029	$3,773	$12,284	$12,404
Net payments (borrowing) on indebtedness	$3,009	$—	$(1,991)	$11,749

Incentive stock option and performance share compensation expense, pre-tax	$1,242	$820	$3,799	$2,922

Cash paid for shares repurchased through the Company’s stock repurchase programs	$—	$5,271	$12,880	$5,865

Shares repurchased through the Company’s stock repurchase programs	—	166,400	500,000	186,400

Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Total Segment Earnings	$7,521	$15,583	$39,198	$43,271
Interest expense	68	22	150	216
Other (income) expense, net	(1,460)	(654)	1,215	(29,009)

Earnings before income taxes	$8,913	$16,215	$37,833	$72,064

EBITDA	$12,514	$20,077	$49,218	$84,314
Interest expense	68	22	150	216
Depreciation and amortization	3,533	3,840	11,235	12,034

Earnings before income taxes	$8,913	$16,215	$37,833	$72,064

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